UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2013, Prologis, Inc.’s (the “Company”) operating partnership Prologis, L.P. (the “Operating Partnership”) priced an offering of (i) $400,000,000 aggregate principal amount of its 2.750% notes due 2019 (the “2019 Notes”) and (ii) $850,000,000 aggregate principal amount of its 4.250% notes due 2023 (the “2023 Notes” and, together with the 2019 Notes, the “Notes”). In connection with the offering, the Company and the Operating Partnership entered into an Underwriting Agreement, dated August 8, 2013 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Operating Partnership agreed to sell and the Underwriters agreed to purchase the Notes, subject to and upon the terms and conditions set forth therein. A copy of the Underwriting Agreement has been filed as an exhibit to this Current Report and is incorporated herein by reference.

The issuance and sale of the Notes is expected to close on August 15, 2013. The net proceeds to the Operating Partnership from the sale of the Notes, after the Underwriters’ discounts and offering expenses, are estimated to be approximately $1.24 billion. In the short term, the Operating Partnership intends to use the net proceeds from the sale of the Notes to repay borrowings under its global line and to fund the cash purchase of certain of its senior notes that are tendered pursuant to its offers to purchase such notes, which commenced on August 8, 2013. The Operating Partnership may also use the net proceeds to repay or repurchase other indebtedness and for general corporate purposes.

The 2019 Notes will bear interest at a rate of 2.750% per annum and mature on February 15, 2019. The 2023 Notes will bear interest at a rate of 4.250% per annum and mature on August 15, 2023. The Notes are senior unsecured obligations of the Operating Partnership and are fully and unconditionally guaranteed by the Company.

The Notes will be redeemable in whole at any time or in part from time to time, at the option of the Operating Partnership, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 20 basis points, in the case of the 2019 Notes, and basis 25 points, in the case of the 2023 Notes. Notwithstanding the foregoing, if the 2019 Notes are redeemed on or after January 15, 2019, or the 2023 Notes are redeemed on or after May 15, 2023, the redemption price will be 100% of the principal amount of the applicable series of Notes to be redeemed.

The Notes are being issued pursuant to the Registration Statement (File No. 333-177112) that the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “SEC”) relating to the public offering from time to time of securities of the Company and the Operating Partnership pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with filing with the SEC a definitive prospectus supplement, dated August 8, 2013, and base prospectus, dated December 20, 2012, relating to the public offering of the Notes and corresponding guarantees, the Company and the Operating Partnership are filing the Underwriting Agreement with this Current Report of Form 8-K as an exhibit to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 8, 2013, among Prologis, L.P. and Prologis, Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Representatives of the several Underwriters named in Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: August 13, 2013	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel and Assistant Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: August 13, 2013	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 8, 2013, among Prologis, L.P. and Prologis, Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Representatives of the several Underwriters named in Schedule A thereto.